           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [_] Preliminary proxy statement
     [X] Definitive proxy statement
     [_] Definitive additional materials
     [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              TAM Restaurants, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   Board of Directors of TAM Restaurants, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.
          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
--------------------------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
          (5) Total Fee Paid:
--------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount previously paid:
--------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
          (3) Filing party:
--------------------------------------------------------------------------------
          (4) Date filed:
--------------------------------------------------------------------------------

                              TAM Restaurants, Inc.
                               1163 Forest Avenue
                          Staten Island, New York 10310


                                 April 26, 1999


Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of TAM Restaurants, Inc. (the "Company") which will be held on Friday, May 28, 1999 at 10:00 A.M. local time at The Manor East, 201 Jerusalem Avenue, Massapequa, New York 11758.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

         Your Board of Directors unanimously believes that (i) the election of the nominees as directors and (ii) the approval of an amendment to the Company's 1997 Stock Option Plan are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the foregoing proposals on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

         Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.



                                           Sincerely yours,



                                           Frank Cretella
                                           President and Chief Executive Officer

                              TAM RESTAURANTS, INC.
                               1163 Forest Avenue
                          Staten Island, New York 10310
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FRIDAY, MAY 28, 1999
                              --------------------

To the Stockholders of TAM RESTAURANTS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of TAM Restaurants, Inc. (the "Company") will be held on Friday, May 28, 1999, at 10:00 A.M. local time at The Manor East, 201 Jerusalem Avenue, Massapequa, New York 11758, for the following purposes:

         1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

         2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 525,000 to 1,250,000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on April 19, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                           By Order of the Board of Directors,



                                           Frank Cretella
                                           President and Chief Executive Officer

April 26, 1999


---------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                              TAM RESTAURANTS, INC.
                               1163 Forest Avenue
                          Staten Island, New York 10310

                                  ------------
                                 PROXY STATEMENT
                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, MAY 28, 1999


         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of TAM Restaurants, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 28, 1999, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 26, 1999.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are: 1163 Forest Avenue, Staten Island, New York 10310, Telephone
No.: (718) 720-5959.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only stockholders of record at the close of business on April 19, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 3,503,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting. Officers and directors of the Company who together maintain voting rights to approximately 56.3% of the Company's voting securities have indicated an intention to vote for the election of the directors and for the proposal to amend the Company's 1997 Stock Option Plan. See "Voting Security Ownership of Certain Beneficial Owners and Management."

                     VOTING PROCEDURES AND PROXY INFORMATION

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or Continental Stock Transfer & Trust Company, the Company's transfer agent.

         In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Abstentions and broker non-votes will have no effect on the election of directors or the vote to amend the Company's 1997 Stock Option Plan.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

         At this year's Annual Meeting of Stockholders, six directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2000. It is the intention of the Board of Directors to nominate Frank Cretella, Jeanne Cretella, Kenneth L. Harris, Peter J. Salvatore, Barry E. Krantz and Frank Argenziano as directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he or she will be available to serve.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE ELECTION OF THE NOMINEES.

         The following is information with respect to the nominees for election at this Annual Meeting of Stockholders:

         Frank Cretella, 40, co-founded the Company's predecessor in 1981 and has been President, Chief Executive Officer and a director of the Company since inception.

         Jeanne Cretella, 40, co-founded the Company's predecessor in 1981, and has been Vice President, Secretary and a director of the Company since inception. Ms. Cretella is the wife of Frank Cretella.

         Kenneth L. Harris, 56, has been Chairman of the Board of the Company since June 1997. Since March 1998, Mr. Harris has been a Senior Vice President and Managing Director of Kayne Anderson Investment Management, Inc. Since January 1995, Mr. Harris has been President and Chief Executive Officer of Platinum Restaurant Group, a management consulting firm. From February 1994 through January 1995, Mr. Harris was Chief Operating Officer of HOB Entertainment, Inc., a theme restaurant company. From January 1975 through January 1994, Mr. Harris was employed by W.R. Grace & Co. ("Grace") and its subsidiary, Restaurant Enterprises Group, Inc. ("REGI"), most recently as President and Chief Executive Officer of REGI's Dinnerhouse division.

         Peter J. Salvatore, 61, has been a director of the Company since February, 1998. Mr. Salvatore has been Managing Director of Spear Leeds & Kellogg, an NASD member firm, since March 1991.

         Barry E. Krantz, 54, has been a director of the Company Since February, 1998. Mr. Krantz has been an independent restaurant industry consultant since August 1995. Mr. Krantz was Chief Operating Officer and a director of REGI from January 1989 through January 1994 when it was sold by Grace to an investor group. From January 1994 to August 1995, Mr. Krantz was President, Chief Operating Officer of Family Restaurants, Inc., the successor of REGI. Mr. Krantz is currently a director of Sizzler International, Inc. and Fresh Choice, Inc., both publicly traded companies in the restaurant industry.

         Frank Argenziano, 51, became a director of the Company on November 19, 1998. Since February 1989, Mr. Argenziano has been Chief Financial Officer of Paragon Capital Corporation, a member of the NASD. From 1970 to 1989, Mr. Argenziano was employed at Schroder & Co. Inc., formerly Wertheim & Co. Inc.

         The Company agreed that it would, upon the request of Paragon Capital Corporation, the underwriter of the Company's initial public offering ("Paragon"), nominate and use its best efforts to elect a designee of Paragon (which designee may change from time to time) as a director of the Company or, at Paragon's option, appoint such designee as a non-voting advisor to the Company's

Board of Directors for the period ending February 10, 2001. Frank Argenziano currently serves as Paragon's designee to the Company's Board of Directors.

         The following is information with respect to the Company's other officers:

         Anthony B. Golio, 38, has been Vice President of the Company since October 1997. In June 1996, Mr. Golio founded The Pineapple Group Inc., a consulting company to the restaurant industry. From February 1994 until October 1996, Mr. Golio was director of operations of Whiskey River Restaurant Group, a restaurant holding company. From January 1991 through February 1994, Mr. Golio was Vice President - Operations and Marketing of HMG, Inc., a restaurant holding company. From 1988 to 1991, Mr. Golio was manager of guest services of the New York Zoological Society. From 1984 to 1988, Mr. Golio was area manager of Chi-Chi's Restaurants, Inc.

         During the fiscal year ended September 27, 1998, the Board of Directors held three meetings. The meetings were attended by all of the directors, either in person or by telephone. The Board also took actions by unanimous written consents in lieu of meetings.

Audit Committee

         The Board of Directors has established an audit committee comprised of Kenneth Harris and Peter Salvatore. The audit committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accounts, approving professional services provided by the independent public accounts and reviewing the adequacy of the Company's internal accounting contracts. During the fiscal year ended September 27, 1998, the Audit Committee held one meeting.

Executive Committee

         The Board of Directors has established an executive committee comprised of Kenneth Harris, Frank Cretella and Jeanne Cretella. The executive committee meets informally on a monthly basis to review the Company's operating results pursuant to directives of the Board of Directors and to make operating and strategic decisions on items authorized by the Board. The Executive Committee did not meet during the fiscal year ended September 27, 1998.

Real Estate Committee

         The Board of Directors has established a real estate committee comprised of Kenneth Harris, Barry Krantz and Peter Salvatore. The real estate committee is responsible for reviewing proposed real estate transactions and making recommendations to the Board of Directors with respect to specific transactions. During the fiscal year ended September 27, 1998, the Real Estate Committee held three meetings.

Compensation Committee

         The Board of Directors has established a compensation committee comprised of Kenneth Harris, Barry Krantz and Peter Salvatore. The compensation committee is responsible for determining compensation for executive officers of the Company, and for reviewing and presenting the Board of Directors with proposed bonus grants, stock option grants and employment contracts. During the fiscal year ended September 27, 1998, the Compensation Committee held one meeting.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that, during the year ended September 27, 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) a Form 3 for Peter J. Salvatore was filed late, (ii) a Form 3 for Barry E. Krantz was filed late and (iii) a Form 4 for Peter J. Salvatore reporting one transaction in February 1998 was filed late.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain compensation paid by the Company during the fiscal years ended September 27, 1998, September 28, 1997 and September 29, 1996 to Frank Cretella, its President and Chief Executive Officer, and certain compensation paid by the Company to Anthony B. Golio, its Vice President, for the fiscal year ended September 27, 1998. No other officer of the Company received compensation in excess of $100,000 for any such fiscal year.

                           Summary Compensation Table

                                                                                        Annual Compensation
                                                                     -------------------------------------------------------
                                                                                                             Other Annual
Name and Principal Position                               Year            Salary            Bonus            Compensation
-------------------------------------------------     ---------      --------------      ----------     --------------------
Frank Cretella
 President and Chief Executive Officer............       1998           $175,000             $0                $2,000

                                                         1997            175,000(1)           0                 2,000

                                                         1996            168,000              0                 2,000

Anthony B. Golio
 Vice President....................................      1998            102,445              0                     0

--------------

(1) Mr. Cretella deferred approximately $25,000 of his salary from fiscal 1997 and such payment was made in fiscal 1998.

         The following table provides information relating to stock options awarded to each of the above-named executive officers during the year ended September 27, 1998. All such options were awarded under the 1997 Stock Option Plan.

                                                                        Option Grants in Fiscal 1998
                                                  ------------------------------------------------------------------------------
                                                        Number of           % of Total
                                                         Shares          Options Granted        Exercise
                                                       Underlying        to Employees in       Price Per        Expiration
           Name and Principal Position               Options Granted      Fiscal 1998(1)       Share (2)           Date
----------------------------------------------      ---------------     ---------------      ------------     --------------
Frank Cretella
  President and Chief Executive Officer..........       37,500                15%                $5.00          2/10/2003

                                                        18,750 (3)             8%                 5.00          2/10/2004

                                                        18,750 (4)             8%                 5.00          2/10/2005

Anthony B. Golio
 Vice President..................................       12,500                 5%                 5.00          2/10/2003

                                                         6,250 (3)             3%                 5.00          2/10/2004

                                                         6,250 (4)             3%                 5.00          2/10/2005

-----------------------

(1) The number of options granted to employees during fiscal 1998 used to compute this percentage excludes options to purchase 48,625 shares of Common Stock due the termination of such options pursuant to their terms.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Board of Directors.

(3) These options vest on the first anniversary of the date of grant provided that the optionee is then employed by the Company.

(4) These options vest on the second anniversary of the date of grant provided that the optionee is then employed by the Company.

Director Compensation

          The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each outside director receives options to purchase 5,000 shares of the Company's Common Stock for each year of service rendered as a member of the Board of Directors. On November 19, 1998 the Board authorized the grant of 5,000 options under the 1997 Stock Option Plan to each of Messrs, Harris, Salvatore and Krantz, effective January 17, 1999 (five days after the date on which the Company filed its Form 10-KSB for fiscal 1998) for services rendered during fiscal 1998. On November 19, 1998, the Board authorized the grant of 5,000 options under the 1997 Stock Option Plan to each of Messrs. Harris, Salvatore, Krantz and Argenziano, to be effective on the date of the Annual Meeting, for services to be rendered during fiscal 1999. All options are non-qualified stock options, vest in full on the date of grant and expire five years from date of grant.

          Mr. Harris provided consulting services to the Company under the terms of his consulting agreement, as described below. In fiscal 1998 he received compensation of $97,500, including $50,000 for services rendered prior to fiscal 1998.

          Mr. Krantz provided consulting services to the Company and received compensation of $1,360 in fiscal 1998.

Employment Agreements

          Effective February 10, 1998, the Company entered into three-year employment agreements with Frank Cretella and Jeanne Cretella, which are automatically renewable and provide for an annual base compensation of $175,000 and $75,000, respectively, and such bonuses as the Board of Directors may from time to time determine. Each of the employment agreements requires the officer to devote a majority of such officer's business time to the Company's business and affairs and contains a provision that such officer will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of one year thereafter. Each of the agreements also provides that if the officer is terminated without cause (including as a result of a change in control), such officer will be entitled to receive severance pay equal to the base compensation through the term of the agreement, provided that if such officer is terminated during the third year or the last year of any renewal term, such officer will be entitled to receive additional compensation equal to the base compensation received from the Company during the one-year period prior to the date of termination.

Consulting Agreement

          In July 1996, the Company entered into a two-year consulting agreement with Kenneth L. Harris, Chairman of the Board of the Company, pursuant to which Mr. Harris (through Platinum Restaurant Group, a company wholly owned by Mr. Harris) has provided strategic planning, restaurant operations, marketing and site evaluation consulting services for a fee equal to $2,500 per month through December 1997 and $5,000 per month thereafter. The agreement is automatically renewable for successive one-year periods, unless either party gives written notice of its intention not to renew the agreement at least 30 days prior to the end of the term or renewal term. In addition, pursuant to the consulting agreement, in March 1998, the Company paid Mr. Harris $50,000 as payment for consulting services rendered to the Company prior to entering into the consulting agreement.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of April 19, 1999 (based on information obtained from the persons named below), relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, (ii) each of the Company's directors and nominees for director, and (iii) all directors and executive officers of the Company as a group:


                                                                   Number of Shares          Percentage of Shares
Name and Address of Beneficial Owners(1)                          Beneficially Owned         Beneficially Owned(2)
---------------------------------------------------------     -----------------------      -------------------------
Frank Cretella.............................................         1,989,106(3)                      52.2%

Jeanne Cretella............................................         1,246,459(4)                       34.9

Richard A. Kayne (5).......................................           740,724(6)                       19.4
KAIM Non-Traditional, L.P.

Offense Group Associates, L.P. (7).........................           370,497(8)                       10.4

Peter J. Salvatore(9)......................................           277,563(10)                       7.7

Kenneth L. Harris..........................................           162,782(11)                       4.6

Frank Argenziano (12)......................................            18,500(13)                        *

Barry Krantz...............................................            10,000(14)                        *

All directors and executive officers as a group
 (seven persons)...........................................         2,563,960(15)                      62.9%

----------------
* Less than 1 %

(1) Unless otherwise indicated, the address for each named individual or group is in care of TAM Restaurants, Inc., 1163 Forest Avenue, Staten Island, New York 10310.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Prospectus have been exercised and converted. Assumes a base of approximately 3,503,000 shares of Common Stock outstanding, before any consideration is given to other outstanding options or warrants.

(3) Represents (i) 1,179,235 shares held jointly by Frank Cretella and Jeanne Cretella, (ii) 500,000 shares held by trusts of which Mr. and Ms. Cretella's daughter is the beneficiary and of which Mr. Cretella is a co-trustee with sole voting and dispositive power over the shares held in the trusts, (iii) 93,750 shares of Common Stock issuable upon exercise of options held by Frank Cretella, (iv) 144,081 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Frank Cretella and (v) 72,040 shares of Common Stock issuable upon exercise of a warrant held by Frank Cretella. Does not include 56,250 shares of Common Stock issuable upon exercise of options held by Frank Cretella.

(4) Represents (i) 1,179,235 shares held jointly by Frank Cretella and Jeanne Cretella, (ii) 62,500 shares of Common Stock issuable upon exercise of options held by Jeanne Cretella and (iii) warrants to purchase 4,724 shares of Common Stock held by Jeanne Cretella Does not include 37,500 shares of Common Stock issuable upon exercise of options held by Jeanne Cretella

(5) The address for Richard A. Kayne and KAIM Non-Traditional, L.P. ("KAIM N-T") is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(6) Based solely on a Schedule 13D, and amendments thereto, jointly filed with the Securities and Exchange Commission by Mr. Kayne and KAIM N-T for which each party reports shared voting and dispositive power over securities held by several investment funds, including Offense Group Associates, L.P. (see footnote (8) below), for which KAIM N-T acts as general partner and investment advisor, except for other entities for which KAIM N-T acts solely as investment advisor. Both parties report shared voting and dispositive powers over a portion of the securities held under a 401(K) plan of an affiliated entity. Mr. Kayne is an officer, director and controlling stockholder of the company that acts as the general partner of KAIM N-T. Includes 320,141 shares of Common Stock issuable upon exercise of warrants held by two investment funds.

(7) The address for Offense Group Associates, L.P. ("OGALP") is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(8) Based solely on a Schedule 13D, filed with the Securities and Exchange Commission by OGALP, reporting shared voting and dispositive powers over the securities held by OGALP, an investment fund, together with KAIM N-T, its general partner and investment advisor and Mr. Kayne, the officer, director and controlling stockholder of the company that acts as the general partner of KAIM N-T. Includes 53,599 shares of Common Stock issuable upon exercise of warrants held OGALP.

(9) The address for Mr. Salvatore is 35 Seagate Road, Staten Island, New York 10310.

(10) Includes (i) 9,082 shares of Common Stock held by Peter and Gail Salvatore Foundation, Inc., a trust of which by Mr. and Mrs. Salvatore are the beneficiaries, (ii) 5,000 shares of Common Stock issuable upon exercise of options held by Mr. Salvatore, (iii) 5,000 shares of Common Stock issuable upon exercise of options to be granted to Mr. Salvatore, (iv) 85,145 shares of Common Stock issuable upon exercise of warrants held by Mr. Salvatore and (v) 3,047 shares of Common Stock issuable upon exercise of warrants held by Peter and Gail Salvatore Foundation, Inc.

(11) Includes (i) 110,282 shares owned jointly by Kenneth and Maureen Harris,
     (ii) 5,000 shares owned by Maureen Harris, (iii) 40,000 shares of Common Stock issuable upon exercise of options held by Mr. Harris, (iv) 5,000 shares of Common Stock issuable upon options to be granted to Mr. Harris and (v) 2,500 shares of Common Stock issuable upon exercise of warrants held by Mrs. Harris. Does not include 17,500 shares of Common Stock issuable upon exercise of options held by Mr. Harris. Mr. Harris is an officer of an affiliate of KAIM N-T but does not have voting or dispositive power over the Company's securities reported by KAIM N-T (see footnote (6) above), and therefore disclaims any beneficial ownership of such securities.

(12) The address for Mr. Argenziano is 7 Hanover Square, New York, New York
     10004.

(13) Includes (i) 13,500 shares of Common Stock issuable upon exercise of warrants held by Mr. Argenziano and (ii) 5,000 shares of Common Stock issuable upon exercise of options to be granted to Mr. Argenziano.

(14) Includes (i) 5,000 shares of Common Stock issuable upon exercise of options held by Mr. Krantz and (ii) 5,000 shares of Common Stock issuable upon exercise of options to be granted to Mr. Krantz.

(15) Includes an aggregate of 576,287 shares of Common Stock issuable upon the exercise of options, warrants and Preferred Stock. Does not include an aggregate of 123,750 shares of Common Stock issuable upon exercise of options and warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Prior to January 1994, Ernest Cretella, father of Frank Cretella, President, Chief Executive Officer, a director and a principal stockholder of the Company, loaned the Company $100,000. In January 1994, Ernest Cretella borrowed $125,000 from a bank, which was then loaned to the Company, and secured the loan by mortgaging his personal residence. The Company repaid $50,000 of the outstanding indebtedness owed to Ernest Cretella and the Company agreed to make Ernest Cretella's mortgage payments to the bank. In September 1995, Ernest Cretella converted the additional $50,000 principal amount of indebtedness owed to him into 25,000 shares of Common Stock and 2,500 warrants. The Company remains obligated to make Ernest Cretella's mortgage payments. In July 1996, Ernest Cretella, loaned the Company an additional $55,000. Such loan bears interest at the rate of 10% per annum, payable quarterly, and is due June 30, 2000.

          In March 1994, the Company entered into a lease agreement to sublease the space where Lundy's is located. Frank Cretella personally guaranteed the Company's obligations to pay rent during the time which it occupies the leased premises.

          During 1994, Frank Cretella loaned the Company $12,500. In September 1996, Mr. Cretella borrowed $65,000 from the Company. During the year ended September 28, 1997, Mr. Cretella repaid the $52,500 owed to the Company.

          During 1995 and 1996, the Company borrowed an aggregate of $840,000 from Fleet Bank, N.A. Such loans were collateralized by the Company's principal executive offices, which are owned by Mr. Cretella, the warehouse leased by the Company and owned by Leisure Time Services, Inc. ("Leisure Time"), a company owned by Jeanne Cretella, Vice President, director and a principal stockholder of the Company, and Mr. and Ms. Cretella's personal residence, and guaranteed by Mr. and Ms. Cretella and Leisure Time. In June 1997, Mr. Cretella agreed to pay to Fleet $640,000 as payment for the amount owed by the Company (approximately $720,000 as of October 15, 1997). In August 1997, Mr. Cretella paid to Fleet $140,000 as part of the settlement. Mr. Cretella paid the balance of the principal owed to Fleet and the Company paid accrued interest of approximately $39,000 owed to Fleet in October 1997. As consideration for repaying the loan, the Company issued to Mr. Cretella a promissory note in the original principal amount of $720,405 which bears interest at the rate of 10% per annum. Interest is payable in monthly installments of $6,003, with the outstanding principal balance payable in November 2002 upon maturity of the note. In December 1998, Mr. Cretella converted $720,405 of indebtedness owed to him by the Company into 144,081 shares of Series A Preferred Stock. As further inducement to Mr. Cretella to convert the debt to equity the Company also issued to Mr. Cretella 72,040 warrants to purchase the Company's Common Stock at $6.00 per share. The Company received a fairness opinion with respect to this transaction.

          Prior to his employment by the Company, from October 1996 through September 1997, Anthony Golio, Vice President of the Company, provided consulting services to the Company through The Pineapple Group, Inc., a restaurant consulting firm, wholly-owned by Mr. Golio, for which he was paid an aggregate of $88,000. Such consulting services included organizational and managerial training, labor and cost management, negotiating with vendors and creating and restructuring management programs.

          In June 1996, the Company borrowed $88,000 from Joseph De Giulio, father of Jeanne Cretella. The loan bears interest at the rate of 10% per annum. Interest is payable in monthly installments of $733 and the principal is due on June 22, 2001.

          In October 1996, the Company entered into a 10-year operating agreement with American Leisure, a company wholly-owned by Frank Cretella, to manage the food concessions at the Central Park Zoo and the Staten Island Zoo in New York City for which the Company receives a management fee equal to 5% of gross sales. During the year ended September 27, 1998, the Company received $81,895 in fees from American Leisure. At September 27, 1998, American Leisure owed the Company $78,107, which has no specified repayment terms. Effective November 1998, American Leisure no longer operated the food concession at the Central Park Zoo, accordingly, the operating agreement is no longer in effect with respect to such concession.

          In October 1996, the Company loaned to Leisure Time $153,863, pursuant to a note which is payable in monthly installments of $1,996.01, that bears interest at a rate of 9.56% per annum and expires on October 1, 2006. At September 27, 1998, Leisure Time owed the Company an additional $24,155, representing advances made during such fiscal year. The advances have no specified repayment terms.

          In October 1996, the Company entered into a lease agreement with Mr. Cretella, pursuant to which the Company leases its executive offices in Staten Island, New York. Annual rent under the lease was $37,500 during 1998, increasing by 1.5% commencing in January of each subsequent year. The lease expires on December 31, 2001. The Company believes that this lease is on commercially reasonable terms.

          In October 1996, the Company entered into a lease agreement with Leisure Time, pursuant to which the Company leases a warehouse in Bayonne, New Jersey. Annual rent under the lease was $30,000, during 1998, increasing by 1.5% commencing in January of each subsequent year. The lease expires on December 31, 2001. The Company believes that this lease is on commercially reasonable terms.

          In October 1997, Kayne Anderson Non-Traditional Investments, L.P. and ARBCO Associates, L.P. affiliates of Kayne Anderson, loaned the Company an aggregate of $1,000,000. The loans bear interest at the rate of 10% per annum and are due May 31, 1999. The loan is guaranteed by Frank Cretella, President, Chief Executive Officer, a director and a principal stockholder of the Company, and the guarantee is secured by a pledge of 200,000 shares of Common Stock owned by Frank Cretella and Jeanne Cretella, Vice President, a director and principal stockholder of the Company. As partial consideration for the loans, the Company issued to Kayne Anderson warrants (the "KA Warrants") to purchase 200,000 shares of Common Stock. The KA Warrants are exercisable at a price of $5.00 per share (subject to adjustment under certain circumstances) and are exercisable at any time until October 31, 2002. In August, 1998 the Company and Kayne Anderson agreed to amend the loan agreement whereby the maturity date of the loans was extended to September 30, 1999. Kayne Anderson is an affiliate of KAIM Non-Traditional, LP, a principal stockholder of the Company.

          In December 1998, the Company entered into a licensing agreement with KA Industries, a wholly owned subsidiary of Kayne Anderson, to market products bearing the names Lundy's, The Boathouse, and Stork Club through KA Industries' "Mrs. Beasley's" mail order catalog and retail outlets. Pursuant to the agreement the Company is to receive a royalty on products sold.

          In December 1998, the Company agreed to sublease 1,000 square feet of its 6,000 square feet Bayonne warehouse to KA Industries, a wholly owned subsidiary of Kayne Anderson, to operate a bakery. The sublease is a month to month lease at a rent of $740.83 per month terminable upon 120 days notice by either party. In conjunction with this transaction, KA Industries advanced $30,000 to the Company to make modifications the Bayonne warehouse to accommodate the bakery as well as an in-house laundry and a lobster pound with such advance recaptured from rent and other charges due the Company from KA Industries.

          From time to time the Company has entered into equipment financing leases which have been guaranteed by Mr. Cretella and/or Leisure Time.

          Any future transactions with affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of the Board of Directors, outside the presence of any interested directors and, to the extent deemed appropriate by the Board of Directors, the Company will obtain stockholder approval or fairness opinions in connection with any such transaction.

                                   PROPOSAL I

                 AMENDMENT OF 1997 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                  ISSUANCE THEREUNDER FROM 525,000 TO 1,250,000
                  ---------------------------------------------

          At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 525,000 to 1,250,000.

          The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Stock Option Plan has proven to be a valuable tool in attracting and retaining key personnel. It believes that the authority to grant options, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Stock Option Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel.

Summary of the 1997 Stock Option Plan

          In October 1997, the Company's stockholders approved a stock option plan (the "Option Plan") pursuant to which 525,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) nonqualified options. ISOs may be granted under the Option Plan to officers and employees of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

          The purpose of the Option Plan is to encourage stock ownership by certain directors, officers and employees of the Company and other persons instrumental to the success of the Company. The Option Plan is intended to qualify under Rule 16b-3 under the Exchange Act, and is administered by the Board of Directors. The Board, within the limitations of the Option Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option.

          ISOs granted under the Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Non-qualified options granted under the Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Option Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee other than by death or disability, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate three months following termination of employment.

          Effective as of February 10, 1998 the Company granted options under the Option Plan to purchase an aggregate of 293,250 shares. Of such options, options to purchase 75,000, 50,000, 35,000, and 25,000 shares were granted to Mr. Cretella, Ms. Cretella, Mr. Harris and Mr. Golio, respectively, at an exercise price of $5.00 per share. Of the options granted to each of Mr. Cretella, Ms. Cretella, Mr. Harris and Mr. Golio, 50% vested immediately and the balance will vest in increments of 25% of the shares covered thereby on each of the first and second anniversaries of the date of grant, respectively. On November 19, 1998 the Board authorized the grant of 204,000 options under the Option Plan. Of such options, options to purchase 75,000, 50,000, 17,500 and 12,500 were authorized for granting to each of Mr. Cretella, Ms. Cretella, Mr. Harris and Mr. Golio, respectively, no earlier than five days after the date on which the Company files its Form 10-KSB for fiscal 1998. All of such options vest in increments of 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant and are exercisable upon vesting at a price that is equal to the closing bid price of the Company's Common Stock on the date of grant. The options expire five years from the date of vesting, subject to earlier termination.

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan

          The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

          1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

          If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

          Subject to certain exceptions for disability or death, Incentive Stock Options not otherwise terminated and exercised more than three months following the termination of the participant's employment will generally be taxed as a Non-Qualified Stock Option.

          2. Non-Qualified Stock Options. With respect to Non-Qualified Stock Options (i) upon grant of the option, the participant will recognize no income;
(ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

          The approval of the proposed amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

           The Board believes that the Proposed Amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the Amendment to the 1997 Stock Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.

                              INDEPENDENT AUDITORS

          BDO Seidman, LLP are the Company's independent auditors who reported on the financial statements of the Company for the fiscal years ended September 28, 1997 and September 27, 1998. It is currently anticipated that BDO Seidman, LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 29, 1999. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2000 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than February 1, 2000 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the President of the Company.


                                OTHER INFORMATION

          A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 27, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 19, 1999.

          The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                           By order of the Board
                                           of Directors,



                                           Frank Cretella
                                           President and Chief Executive Officer


April 26, 1999

                             TAM RESTAURANTS, INC.
                              1163 Forest Avenue
                         Staten Island, New York 10310

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints FRANK CRETELLA and ANTHONY B. GOLIO and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of TAM Restaurants, Inc. (the "Company") on Friday, May 28, 1999, at The Manor East, 201 Jerusalem Avenue, Massapequa, New York 11758, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

ELECTION OF DIRECTORS:
[ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below).           to vote for all nominees
                                                        listed below.

               Frank Cretella, Jeanne Cretella, Kenneth L. Harris
            Peter J. Salvatore, Barry E. Krantz and Frank Argenziano (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)
--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

1. Approval of Amendment to the Company's 1997 Stock Option Plan.

   [ ] FOR    [ ] AGAINST  [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


                                                DATED: ____________________,1999


                                                ________________________________
                                                           Signature


                                                ________________________________
                                                   Signature if held jointly


                                                Please sign exactly as name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

Please mark, sign, date and return this proxy card using the enclosed envelope.